UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Sonic Automotive, Inc. (the “Company”) held its annual meeting of stockholders on April 15, 2015. At the meeting, stockholders elected all ten of the Company’s nominees for director; ratified the appointment of KPMG LLP as the Company’s independent auditor for 2015; approved the Company’s named executive officers’ compensation; and approved the amendment and restatement of the Company’s 2012 Stock Incentive Plan, as follows:

1. Election of Directors

	Votes For	Votes Withheld	Non-Votes
O. Bruton Smith	151,894,174	2,196,867	3,152,843
B. Scott Smith	152,216,579	1,874,462	3,152,843
David Bruton Smith	152,217,087	1,873,954	3,152,843
William I. Belk	152,925,571	1,165,470	3,152,843
William R. Brooks	152,045,074	2,045,967	3,152,843
Bernard C. Byrd, Jr.	153,337,357	753,684	3,152,843
Victor H. Doolan	153,024,040	1,067,001	3,152,843
John W. Harris, III	153,345,988	745,053	3,152,843
Robert Heller	153,311,545	779,496	3,152,843
R. Eugene Taylor	152,483,566	1,607,475	3,152,843

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions	Non-Votes
157,231,387	10,627	1,870	-0-

3. Advisory approval of our named executive officers’ compensation.

Votes For	Votes Against	Abstentions	Non-Votes
153,027,930	1,050,228	12,882	3,152,843

4. Approval of amendment and restatement of the Sonic Automotive, Inc. 2012 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Non-Votes
152,144,605	1,933,001	13,435	3,152,843

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: April 16, 2015	By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel